SCHEDULE 14A
                                (Rule 14a - 101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

|x|   Filed by the Registrant
| |   Filed by a Party other than the Registrant

Check the appropriate box:
| |   Preliminary Proxy Statement        | | Confidential for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
|x|  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|x|  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i),  or  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

| | $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________
(2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
(4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

(5)  Total fee paid:

________________________________________________________________________________

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

________________________________________________________________________________
(2)  Form, Schedule or Registration Statement No.:

________________________________________________________________________________
(3)  Filing Party:

________________________________________________________________________________
(4)  Date Filed:

________________________________________________________________________________

                     ABIGAIL ADAMS NATIONAL BANCORP, INC.
                               1627 K Street, N.W.
                             Washington, D.C. 20006
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 15, 1996
                         ------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Abigail Adams National Bancorp, Inc., a Delaware corporation (the "Company"), will be held at The Adams National Bank, 1627 K Street, N.W., Washington, D.C. on
Tuesday, October 15, 1996 at 3:00 p.m., local time, for the purpose of considering and acting upon the following:

     (1) To elect ten directors to hold office until the next Annual Meeting of Stockholders of the Company, or until their successors are elected and qualified;

     (2) To ratify the selection of Arthur Andersen LLP as independent certified public accountants for the Company for 1996;

     (3)  To approve the Employee Incentive Stock Option Plan;

     (4)  To approve the Directors Stock Option Plan; and

     (5) To transact such other business as properly may come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on August 30, 1996, will be entitled to notice of and to vote at the meeting or any adjournments thereof. Accompanying this notice is a proxy statement and proxy card. Whether or not you plan to attend the meeting, please indicate your choice on the matters to be voted upon, date and sign the enclosed Proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed postage-paid return envelope. You may revoke your Proxy at any time prior to its exercise by written notice to the Company, by executing a Proxy bearing a later date, or by attending the meeting and voting in person.

     You are cordially invited to attend the meeting in person.

                                            By Order of the Board of Directors

                                            /s/ Joyce R. Hertz
                                            ------------------
                                            Joyce R. Hertz
                                            Secretary
September 5, 1996

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                               1627 K Street, N.W.
                             Washington, D.C. 20006


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 15, 1996

     The enclosed Proxy is being solicited by and on behalf of the Board of Directors of Abigail Adams National Bancorp, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held on Tuesday, October 15, 1996 at 3:00 p.m., local time, at the principal executive offices of The Adams National Bank, a national banking association and a wholly-owned subsidiary of the Company (the "Bank"), located at 1627 K Street, N.W., Washington, D.C., or at any adjournment thereof.

     Stockholders of record at the close of business on August 30, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the meeting. On the Record Date, the Company had 1,650,032 shares of common stock, par value $0.01 per share (the "Shares"), outstanding and entitled to vote at the meeting. Each Share is entitled to one vote. A majority of the Shares outstanding on the Record Date represented in person or by Proxy will constitute a quorum for the transaction of business at the meeting. A majority of the votes cast by stockholders in person or by proxy at the meeting will be necessary for approval of the proposals described herein.

     In accordance with the laws of the State of Delaware and the Company's Charter and By-Laws, a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     In accordance with the laws of the State of Delaware and the Company's Charter and By-Laws, for election of Directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes "FOR all Nominees," "WITHHOLD AUTHORITY to vote all Nominees," or specifying that votes be withheld from one or more designated Nominees are counted to determine the total number of votes cast, and broker non-votes are not counted. Therefore, abstentions and broker non-votes have no effect on the outcome of the election. For the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes "FOR," "AGAINST," or "ABSTAIN" on the proposal or providing the designated proxies with the right to vote in their judgment and discretion on the proposal are counted to determine the number of shares present and entitled to vote, and broker non-votes are not counted. Thus abstentions have the same effect as a vote against a proposal but broker non-votes have no effect on the outcome of the proposal.

     IT IS ANTICIPATED THAT THE DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN, FOR THE APPROVAL OF THE EMPLOYEE INCENTIVE STOCK OPTION PLAN AND THE DIRECTORS STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS LISTED HEREIN.

     The cost of  solicitation  of  Proxies  will be borne by the  Company.  The
Company may solicit Proxies in person or by telephone, in addition to solicitation by mail. All such further solicitation will be made by directors, officers or regular employees of the Company or of the Bank, who will not be additionally compensated. Arrangements will be made by the Company for the forwarding, at the Company's expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians and their principals.

     It is anticipated that the Proxy Statement and the accompanying Proxy will be mailed to stockholders on or about September 5, 1996. Shares represented by Proxies that are properly executed and received in time for the meeting will be voted in accordance with the stockholders' specifications. In the absence of specific instructions to the contrary,

Proxies received in response to this solicitation will be voted (1) FOR the election of the nominees for directors listed herein; (2) FOR ratification of the selection of Arthur Andersen LLP as independent certified public accountants for the Company for 1996; (3) FOR approval of the Employee Incentive Stock Option Plan; and (4) FOR approval of the Directors Stock Option Plan. Should any other matters properly come before the Annual Meeting, the persons named as Proxies will, unless otherwise specified in the Proxy, vote upon such matters according to their discretion. A Proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a Proxy bearing a later date, or by attending the meeting and voting in person.


                              ELECTION OF DIRECTORS

     At the meeting, ten directors (constituting the entire Board of Directors) of the Company are to be elected to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. All of the nominees, except for Steve Protulis, are now directors of the Company. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the meeting, Proxies that do not withhold authority to vote for directors will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR the election of all nominees.

Nominees for Director

         The nominees are as follows:

Name                      Age      Position with the Company     Director Since
- ----                      ---      -------------------------     --------------
Barbara Davis Blum         57      Chairwoman of the Board,           1986
                                   President and Chief
                                   Executive Officer

Shireen L. Dodson          45      Director                           1993

Susan Hager                51      Director                           1992

Jeanne D. Hubbard          48      Director                           1995

Clarence L. James, Jr.     62      Director                           1993

Steve Protulis             54      Director of the Bank                n/a

Marshall T. Reynolds       59      Director                           1995

Robert L. Shell, Jr.       52      Director                           1995

Dana B. Stebbins           49      Director                           1993

Susan J. Williams          56      Director                           1995

     Barbara Davis Blum has served as Chairwoman of the Board of the Company and the Bank since March 1986, President and Chief Executive Officer of the Company since 1985 and President and Chief Executive Officer of the Bank since 1983. She also serves as Chairwoman of the Economic Development Finance Corporation, a quasi-public economic development corporation for the benefit of District of Columbia businesses; Chairwoman, Center for Policy Alternatives, a national nonprofit organization; and a Director of Kaiser Permanente Health Care of the Mid-Atlantic States. She is a director of the Greater Washington Board of Trade; a Trustee of the Federal City Council; a member of the National Advisory Council of the U.S. Small Business Administration; Senior Advisor, Commercial Real Estate

Women; and a Director of the Institute of American Indian Art, a Presidential appointment requiring Senate confirmation. She was a founder of Leadership Washington in 1985 and served as its Chairwoman in 1987. She also served as 1995 and 1996 Greater Washington Area, United States Savings Bonds Chairwoman. From 1981 to 1983, she served as President of Direction International, an environmental consulting firm, and from 1977 to 1981 she served as the Deputy Administrator of the U.S. Environmental Protection Agency.

     Shireen L. Dodson has served as the Assistant Director of Administration and Planning for the Center for African American History and Culture (formerly called the National African American Museum Project) of the Smithsonian Institution since 1993. From 1985 to 1992, she served as Comptroller of the Smithsonian Institution. She also served as the Commissioner of the District of Columbia Minority Business Opportunity Commission from 1989 to 1992. She has been President of the Coalition of 100 Black Women of D.C., Inc. and currently serves on the Advisory Committee of that organization. She is also a member of the Women's Advisory Board, Girl Scout Council of the National Capital. She is Treasurer of the Washington D.C. Chamber of Commerce and has been a Director of the Company since 1993 and a Director of the Bank since February 1992.

     Susan Hager has been the President of Hager Sharp, Inc., an issues oriented communications firm, since 1973. She is also a Director of the Greater
Washington Board of Trade, Chairwoman of the Board of the Lab School of Washington, a member of the National Advisory Council of the U.S. Small Business Administration and a Trustee of the Federal City Council. She served as President of National Small Business United, a national small business trade association, and Chairwoman of the U.S. Department of the Treasury's Small Business Advisory Council. She was a founder of the National Association of Women Business Owners (NAWBO). She has been a Director of the Company and the Bank since June 1992.

     Jeanne D. Hubbard began serving as an executive officer in 1996 of First Guaranty Bank, Hammond, Louisiana and previously served as their consultant from 1993 to 1996. From 1980 to 1993, Ms. Hubbard held a variety of officer positions, including Vice President and Senior Commercial Lender and Chairwoman of the Loan Committee and Asset/Liability Committee, with First Bank of Ceredo, Ceredo, West Virginia. She served as President of the C-K Rotary Club and Chairwoman of the Citizens Advisory Committee of the United Way in Huntington, West Virginia. She has been a Director of the Company and the Bank since October 1995.

     Clarence L. James, Jr. has served as Executive Director since 1996 and an ex-officio member of the Board since 1994 of Executive Leadership Council, an association of the top national African American business leaders. During 1995, he was a partner with the law firm of Manatt, Phelps & Phillips, LLP. From 1983 to 1995, he served as President and Chief Operating Officer of The Keefe Company, a government relations and public affairs firm. From 1981 to 1983, he was Vice President of Domestic Affairs and General Counsel of The Keefe Company. Since 1990, he has also served as Chairman of the Board of Douglas James Securities, Incorporated, a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. From 1977 to 1981, he served as Commissioner and Chairman of the Copyright Royalty Tribunal, a Presidential appointment. From 1971 to 1977, he was Managing Partner of James, Moore, Douglas & Co., LPA, a corporate, tax and land development law practice. He has been a Director of the Company and the Bank since February 1993.

     Steve Protulis is the Executive Director of the National Council of Senior Citizens ("NCSC"), a position he has held since August 1995. From 1988 to 1995, he coordinated senior efforts for the AFL-CIO COPE Department, and was the national coordinator for various related support groups. Mr. Protulis has two decades of experience working with the United Auto Workers and various legislative efforts. He has been an executive board member of NCSC since 1984, a member of the board of the Congressional Hispanic Caucus Institute since 1991, and an executive board member of the National Council on Aging since 1994. He has been a director of the Bank since September 1995.

     Marshall T. Reynolds is the Chairman of the Board, President and Chief Executive Officer of Champion Industries, Inc., a holding company for commercial printing and office products companies, a position he has held since 1992. He became Chairman of the Board of Premier Financial Bancorp in the first quarter of 1996. He became Chairman of the Board of First Guaranty Bank during the second quarter of 1996. From 1964 to 1993, Mr. Reynolds was President and Manager of The Harrah and Reynolds Corporation (predecessor to Champion Industries, Inc.). From 1983 to 1993, he was Chairman of the Board of Banc One, West Virginia Corporation (formerly Key Centurion Bancshares, Inc.). He has served as Chairman of United Way of the River Cities, Inc. and Boys and Girls Clubs of Huntington. He has been a Director of the Company and the Bank since November 1995.

     Robert L. Shell, Jr., is the Chairman and Chief Executive Officer of Guyan International, a privately held holding company for manufacturing and service companies, a position he has held since 1985. Mr. Shell is also the Chairman of Carolina Hose and Hydraulics, Standard Leasing Co. and Permco Hydraulik AG. He has been a director of First State Bank of Sarasota since February 1994. He is a member of the Huntington Boys and Girls Club, the Cabell Huntington Hospital Foundation and the West Virginia Foundation for Independent Colleges. He was formerly the Chairman of the Marshall Artists Series. He has been a Director of the Company and the Bank since October 1995.

     Dana B. Stebbins is a partner in Wilkes, Artis, Hedrick & Lane, a law firm located in Washington, D.C., where she has practiced since 1989. From 1983 to 1989, she was Special Counsel for Klimek, Kolodney & Casale, P.C. From 1981 to 1983, she was Special Counsel for the U.S. House of Representatives Committee on Small Business. From 1980 to 1982, she was Special Assistant to the Associate Administrator of the U.S. Small Business Administration. From 1978 to 1980, she was the Special Assistant and White House Liaison to the Chairman of the Commodity Futures Trading Commission. From 1977 to 1978, she was Advisor to the White House Office of Domestic and Urban Policy. She is currently President of the Washington, D.C. Chamber of Commerce, a Trustee of the Federal City Council and is on the Board of the Greater Washington Boys and Girls Clubs, as well as the Lab School of Washington. She has been a Director of the Company and the Bank since March 1993.

     Susan J. Williams is the President of Bracy Williams & Company, a government and public affairs consulting firm, a position she has held since 1982. In 1986, she was a representative on the Southern Growth Policies Board for the State of Virginia. From 1979 to 1981, Ms. Williams served as Assistant Secretary for Governmental Affairs of the U.S. Department of Transportation and from 1977 to 1979 she was Deputy Assistant Secretary for Governmental and Public Affairs for that agency. She is the Chair-Elect of the Greater Washington Board of Trade, having previously served as Secretary. She is also a Director of the Henry L. Stimson Center and the American Institute for Public Service. She has been a Director of the Company since October 1995 and the Bank since September 1994.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's directors, executive officers and beneficial owners of greater than 10% of the Company's Common Stock made all required filings during the fiscal year ended December 31, 1995, with the exception of Barbara Davis Blum whose report following an October 1995 stock purchase was filed eleven days late.

Board Meetings and Committees

     During 1995, the Board of Directors of the Company met nine times. Each incumbent member of the Board of the Company who is a nominee for reelection attended more than 75% of the combined Board of Directors and Board Committee meetings, except for Robert L. Shell, Jr. The Personnel Committee which consisted of Susan Hager, Shireen Dodson, Clarence L. James, Jr. and Barbara Davis Blum met two times during 1995 with all members in attendance, except for Susan Hager and Clarence L. James, Jr., who each missed one meeting. The Personnel Committee recommends nominations to the Board of Directors of the Company and the Bank, recommends nominations to the Board Committees and reviews personnel and compensation issues. The Personnel Committee does not consider nominations to the Board of Directors of the Company and Bank recommended by stockholders. Until 1996, the Company did not have an Audit Committee, however the Bank did. The Audit Committee of the Bank met six times during 1995. Directors of the Company who were members of the Bank's Audit Committee in 1995 are Shireen Dodson and Clarence L. James, Jr. Barbara Davis Blum served in 1995 as an ex-officio member of the Audit Committee. The Audit Committee monitors the safety and soundness of the Bank's assets and the protection of depositors by overseeing the Bank's internal accounting controls, reviewing internal and independent audit reports and regulatory examinations and ensuring adequate management follow-up.

Directors' Compensation

     During 1995, each director of the Company received $250 for each meeting of the Board of Directors, $200 for each Executive Committee meeting and $100 for all other committee meetings attended by such director.

Executive Officers

     The Company's executive officers are as follows:
                                                                   Executive
Name                 Age    Position with the Company            Officer Since
- ----                 ---    -------------------------            -------------
Barbara Davis Blum    57    Chairwoman of the Board, President       1986
                            and Chief Executive Officer

Kimberly J. Levine    40    Senior Vice President, Treasurer         1988
                            and Chief Financial Officer

Thomas O. Griel       49    Senior Vice President, Lending*          1990
- -------------------------------------
* This position is held with the Bank.

     Information regarding Ms. Blum appears on page 2 of this Proxy Statement.

     Kimberly J. Levine, CPA, has been Senior Vice President and Treasurer of the Company and the Bank since 1988. From 1984 to 1987, she was Vice President and Controller of First American Bank, N.A. From 1979 to 1984, she was Assistant Vice President of Suburban Bank in various accounting and reporting positions. From 1977 to 1979, she was a Senior Accountant with Arthur Andersen & Co. She formerly served as a member of the Corporate Reporting Task Force, a combination public and private sector task force designed to address District of Columbia government tax issues and has been an instructor for the American Institute of Banking. Ms. Levine holds a Bachelor of Economics from the Wharton School of Business of the University of Pennsylvania.

     Thomas O. Griel, CPA, has served as the Bank's Senior Vice President, Lending since 1990. Prior to joining the Bank, Mr. Griel was a self-employed business consultant from 1987 to 1990. He served as President and Chief Executive Officer of McLachlen National Bank in Washington, D.C. from 1980 to 1987, and was a partner with Ross, Langan and McKendree, a certified public accounting firm, from 1975 to 1980. He served as Corporate Controller for Fairfax County National Bank from 1973 to 1974 and for Northern Virginia Bank from 1974 to 1975. Prior to that time, he served as a national bank examiner with the Office of the Comptroller of the Currency from 1969 to 1973. Mr. Griel holds a Bachelors of Science degree from the University of Maryland.


                         BENEFICIAL OWNERSHIP OF SHARES

     The table on the following page sets forth information as of the Record Date, relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors; and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole voting and sole investment powers with respect to each of the shares reported as beneficially owned by such person.

                                                 Beneficial          Percent of
                                                 Ownership              Class
Name and Address                                 of Shares              Owned
- ----------------                                 ---------              -----
Shirley A. Reynolds................................345,495  (1)(2)      20.9%
1130 13th Avenue
Huntington, West Virginia 25701

Barbara W. Beymer...................................81,000  (1)          4.9%
214 North Boulevard West
Huntington, West Virginia 25701

Deborah P. Wright...................................81,000  (1)(3)       4.9%
1517 Diederich Boulevard
Flatwoods, Kentucky 41139

SAG, Corp. Money Purchase Plan and Trust
 (Pension), Neal R. Gross, Trustee Ava S.
 Gross, Trustee   ..................................18,793  (4)          1.1%
4218 Lenore Lane, N.W.
Washington, D.C. 20008

Barbara Davis Blum...................................5,124  (5)            *

Shireen L. Dodson......................................300                 *

Susan Hager . . . . .................................1,566                 *

Jeanne D. Hubbard....................................4,500  (1)            *

Clarence L. James, Jr..................................300                 *

Steve Protulis . . ..................................1,566                 *

Marshall T. Reynolds...............................225,495  (1)(2)      13.7%

Robert L. Shell, Jr.................................66,000  (1)(6)(8)    4.0%

Dana B. Stebbins.......................................300                 *

Susan J. Williams....................................1,566                 *

All directors and executive officers as a group
 (11 persons). . . ................................590,529  (7)         35.7%

* Less than 1%

(1) Based upon Amendment No. 1 to Schedule 13D dated July 21, 1995, Marshall T. Reynolds, Shirley A. Reynolds, Robert L. Shell, Jr., Robert H. Beymer, Barbara W Beymer, Thomas W. Wright, Deborah P. Wright and Jeanne D. Hubbard acquired 609,114 outstanding shares of the Company. Amendment No. 2 to
     Schedule 13D dated March 5, 1996 evidences the disposition of a total of 45,000 shares by Marshall T. Reynolds and Robert L. Shell, Jr. An additional 13,881 shares were acquired by Mr. and Mrs. Reynolds, jointly, in a tender offer which was completed on September 15, 1995.

(2) Marshall T. Reynolds and Shirley A. Reynolds share voting and dispositive power with respect to 195,495 shares owned jointly. An additional 30,000 shares are held by a dependent child.

(3) Thomas W. Wright and Deborah P. Wright share voting and dispositive power with respect to 21,000 shares owned jointly.

(4) Based upon Amendment No. 1 to a Schedule 13D dated August 1, 1996, Neal R. Gross and Ava S. Gross share voting and dispositive power with respect to these shares.

(5) Includes options to purchase 2,268 shares granted to Ms. Blum under the Employee Incentive Stock Option Plan (see EXECUTIVE COMPENSATION, Employee Incentive Stock Option Plan).

(6) Based upon Amendment No. 2 to Schedule 13D dated March 5, 1996, upon any default under Robert L. Shell, Jr.'s loan agreement with Bank One, West Virginia which extended financing for the purchase of Mr. Shell's shares, Marshall T. Reynolds would be required to purchase the shares of the Company's Common Stock attributed to Mr. Shell, increasing the number of shares held with sole voting and dispositive power by Mr. Reynolds to 60,000 and reducing Mr. Shell's beneficial ownership to -0-. Mr. Shell's shares include 6,000 shares transferred by gift to his wife.

(7) Includes options to purchase 3,480 shares granted to all directors and officers as a group.

(8) Robert L. Shell, Jr. shares voting and dispositive power with respect to 20,000 shares owned jointly with his wife, Lena Ji Shell.


                             EXECUTIVE COMPENSATION

     The executive officers of the Company receive cash compensation from the Bank in connection with their positions as executive officers of the Bank. The Company generally does not separately compensate its executive officers.

     The following table shows the cash compensation paid by the Bank during the fiscal years ended December 31, 1995, 1994 and 1993 to the Chief Executive Officer, who is the only executive officer of the Company and the Bank whose cash compensation exceeded $100,000, for services rendered during the year:

                           Summary Compensation Table
                                           Annual Compensation
                                           -------------------     All Other
                                    Year   Salary    Bonus/Other Compensation(1)
                                    ----   ------    ----------- --------------
Barbara Davis Blum,                 1995  $ 185,155   $    0      $  5,555
 Chairwoman of the Board,           1994    185,155        0         5,183
 President and Chief Executive      1993    173,040        0         4,271
 Officer of the Company and the Bank

(1) Represents the Bank's contribution to the 401(k) Plan for the account of Barbara Davis Blum. Ms. Blum received certain perquisites but the cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of her salary.

Employment Agreement

     On February 20, 1996, the Company and the Bank entered into an employment agreement with Barbara Davis Blum providing for the employment by the Company and the Bank of Ms. Blum as Chairwoman, President and Chief

Executive Officer of the Company and the Bank through February 20, 1998. The agreement shall automatically be extended for an additional two-year period unless, six months prior to the expiration date, the Boards of Directors of the Company and the Bank determine in a duly adopted resolution that the agreement should not be extended and so notify Ms. Blum. Under the terms of the employment agreement, which was amended on March 29, 1996, Ms. Blum is entitled to receive a base salary for 1996 of $194,413, all benefits provided by any plan available by the Bank to its employees, certain executive fringe benefits and annual or other bonuses at the sole discretion of the Company's and the Bank's Boards.

     Ms. Blum also was granted a nonqualified stock option (the "Option") to purchase 75,000 shares of the Company's Common Stock. The Option vests beginning in 1996 at an annual rate of 20% at the end of each year and is exercisable for a period of 10 years from the date of grant at an exercise price equal to $6.74 per share, which is 85% of the fair market value of the Company's Common Stock on the date of grant. The Option shall become fully vested in the event of a "Change in Control" (as defined in the employment agreement) or in the event Ms. Blum's employment should terminate for any reason, and remain exercisable for a period of two years. Ms. Blum was granted certain registration rights in connection with the shares subject to the Option, including "piggyback" rights for registration at the Company's expense, and one "demand" right for registration at the Company's expense, each subject to certain limitations.

     The employment agreement provides that, in the event Ms. Blum shall resign with 60 days notification, she shall be entitled to receive a cash payment equal to the current year's salary then in effect. In addition, the agreement provides that in the event of Ms. Blum's death, disability, termination without just cause or termination without her written consent and for a reason other than just cause in connection with or within 12 months after any Change in Control, or upon the occurrence of certain other events in connection with a Change in Control, she shall be entitled to receive a cash payment equal to two times her base salary (in semi-monthly payments in the event of disability) and the acceleration of the unvested portion of any stock options. In addition, she shall be included to the full extent eligible in all plans providing benefits, including group life insurance, disability insurance and pension programs for executive employees of the Company during the term of the employment agreement and for two years following her disability or termination without just cause or one year following her voluntary termination. The change in control benefits are estimated to have an aggregate value of approximately $551,000 at August 29, 1996. Ms. Blum has agreed not to engage in the banking business elsewhere in the Washington or Baltimore, Maryland metropolitan areas or to solicit the Bank's customers or employees for a period of one year following the voluntary termination of her employment.

Non-Qualified Stock Option Plan

     No options have been granted to date under the Company's Non-Qualified Stock Option Plan (the "Plan"). A total of 90,000 shares of the Company's Common Stock are authorized for issuance under the Plan, in which officers of the Company and the Bank who have been employed for at least one year are eligible to participate. The option exercise price of any options granted under the Plan will equal 100% of the book value of the shares as of the date of grant. Any options granted under the Plan will become exercisable on a cumulative basis at a rate of 25% per year during the period of four years after the grant; provided, however, that the first 25% will not become exercisable until the expiration of six months after the date of grant.

Employee Incentive Stock Option Plan

     On January 23, 1996, the Board of Directors of the Company approved a qualified Employee Incentive Stock Option Plan (the "Employee Plan"). A total of 9,987 shares of the Company's Common Stock are authorized for issuance under the Employee Plan, in which key employees of the Company and the Bank are eligible to participate. On January 23, 1996, all such options were granted at an exercise price of 100% of fair market value at the date of grant, or $7.93. Options granted under the Employee Plan are immediately exercisable and expire not later than ten years following the date of grant. The number of shares and the exercise prices outlined in these descriptions reflect a three- for-one stock split in the form of a stock dividend issued July 9, 1996. The Employee Plan is subject to shareholder approval, which is being considered and acted upon at this Annual Meeting.

Directors Stock Option Plan

     On January 23, 1996, the Board of Directors of the Company approved a nonqualified Directors Stock Option Plan (the "Directors Plan"). A total of 6,429 shares of the Company's Common Stock are authorized for issuance under the Directors Plan, in which all directors of the Company and the Bank in 1995 are eligible to participate based upon the total months of 1995 Board service. On January 23, 1996, all such options were granted at an exercise price of 85% of fair market value at the date of grant, or $6.74. Options granted under the Directors Plan vest beginning in 1996 at an annual rate of 20% at the end of each year and expire at the earlier of ten years following the date of grant or two years after leaving the Board. However, in the event of death or disability, options expire one year after leaving the Board. The options shall become fully vested in the event of a "Change in Control" (as defined in the Directors Plan) or in the event the director leaves the Board. The Directors Plan is subject to shareholder approval, which is being considered and acted upon at this Annual Meeting.

Employee Stock Ownership Plan with 401(k) Provisions

     On April 16, 1996, the Company's and the Bank's Boards of Directors adopted an employee stock ownership plan with 401(k) provisions ("ESOP"). The ESOP replaced the Bank's former 401(k) Plan. Employees of the Bank who are at least 21 years of age and who have completed one year of service are eligible to participate. The Company has submitted an application to the Internal Revenue Service for a letter of determination as to the tax-qualified status of the ESOP. Although no assurances can be given, the Company expects the ESOP to receive a favorable letter of determination. The ESOP may be amended or terminated at any time by the Bank. The ESOP is to be funded by contributions made by the Bank in cash or shares of the Company's Common Stock. On July 17, 1996, the ESOP borrowed $218,750 in funds from the Company which was an amount sufficient to purchase 25,000 shares of Common Stock. This loan is secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds will be held in a suspense account for allocation, as the loan is repaid, among participants who are eligible to share in the Bank's contribution for the year. Dividends paid on allocated shares may be paid to participants or used to repay the ESOP loan. Dividends on unallocated shares are expected to be used to repay the ESOP loan.

     Participants may elect to contribute a percentage of their salary, which amount may not be less than 1% nor more than 15% of the participant's annual salary (up to $9,500 for 1996). In addition, the Bank may make a discretionary matching contribution equal to one-half of the percentage of the amount of the salary reduction elected by each participant (up to a maximum of 3%), which percentage will be determined each year by the Bank, and an additional discretionary contribution determined each year by the Bank. Contributions by the Bank and shares released from the suspense account will be allocated among participants on the basis of their annual wages subject to federal income tax withholding, plus amounts withheld under certain qualified plans. Each participant is immediately vested in his or her contributions and the Bank's matching contributions. Each participant will begin to vest in his or her interest in the Bank's discretionary contributions to the ESOP after three years of service and will be fully vested upon seven years of service. Benefits are payable upon a participant's retirement, death, disability, or separation from service, in a single lump-sum payment or in installments. Distributions at retirement will be in the form of cash or shares of Common Stock or both. In addition, the participant or beneficiary has certain put rights in the event that the Common Stock distributed cannot be readily sold.

     The Trustee of the ESOP will vote all shares of Common Stock held by it as a part of the ESOP assets, provided that a participant or beneficiary will be entitled to direct the Trustee as to the manner in which voting rights are to be exercised, with respect to shares of Common Stock allocated to the participant, in connection with certain corporate transactions as described in the ESOP. The Bank intends to appoint an unrelated corporate Trustee for the ESOP.

     The Company made contributions to the predecessor plan of $34,000 in 1995.

Severance Agreements

     On April 7, 1994, the Board of Directors of the Bank approved severance arrangements for seven key management officials. These arrangements were incorporated into Severance Agreements, dated as of April 7, 1994 (the "Severance Agreements").

     The Severance Agreements provide that, in the event of a "Change in Control" (as defined in the Severance Agreements), the officers will be entitled to resign from the Bank within the one year period following a Change in Control and receive a lump sum payment equal to one year's full base salary at the rate applicable to the officer in effect at that time. The term Change in Control does not include a transaction approved by a majority of the "Continuing Directors" (as defined in the Severance Agreements) then in office. In addition, an officer will be entitled to receive such severance payment in the event the officer's employment with the Bank is "Terminated" (as defined in the Severance Agreements) within the one year period following a Change in Control, prior to the resignation of the officer. These benefits are estimated to have an aggregate value of approximately $539,000 as of August 30, 1996 based on current salary levels. Any severance payment payable under the Severance Agreements will be reduced to the extent that any such payment constitutes an "Excess Parachute Payment" as such term is defined in the Internal Revenue Code of 1986, as amended. The Severance Agreements are binding on the Bank and its successors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1995 Stock Purchase and Tender Offer

     For several years, an issue existed regarding the ownership of 609,114 shares of the Company's Common Stock (on a post-split basis). Citibank, N.A. ("Citibank") held a security interest in 609,114 shares, representing approximately 71% of the outstanding shares (the "Pledged Shares"). Beginning in 1990, the Company and its advisors participated in various discussions with Citibank and its advisors concerning the disposition by Citibank of the Pledged Shares or a sale of the Company.

     On April 12, 1994, the Company's Board of Directors, on the recommendation of the Special Committee (a Board appointed Committee of Outside Directors comprising those of the Company's directors who were neither employees nor significant stockholders of the Company), adopted a Rights Agreement, the purpose of which was to provide the Board of Directors with adequate time to respond effectively to a takeover attempt and in a manner that would maximize the value of the Company for all shareholders.

     On April 14, 1994, Citibank filed a complaint against the Company and each of its directors in the Delaware Chancery Court seeking to enjoin the Company from implementing the Rights Agreement or distributing the Rights. The complaint alleged, among other things, that the Rights Agreement violated Delaware law and that in adopting the Rights Agreement the directors of the Company violated their fiduciary duty to all of the shareholders of the Company and tortiously interfered with the consummation of Citibank's proposed sale of the Pledged Shares to National Bankshares, Inc., a group with whom Citibank had negotiated the sale of the Pledged Shares from 1992 through 1994 ("NBI"). On June 24, 1994, the Company filed an answer to the complaint denying the allegations and in a counterclaim against Citibank requested that the court enter a judgment declaring the Rights Agreement valid and lawfully adopted under Delaware law (collectively, the "Delaware Litigation").

     On June 29, 1994, the Special Committee was advised by Baxter Fentriss and Company (the Company's investment advisor) of a proposal received from Marshall
T. Reynolds, now a director of the Company, to purchase the Pledged Shares from Citibank and to make an offer to purchase up to the 245,418 shares of Common Stock (on a post-split basis) that were not owned by Citibank (the "Minority Shares"). On April 19, 1995, the Board of Directors of the Company, on the recommendation of the Special Committee, authorized the entry by the Company into an agreement with Mr. Reynolds (the "Reynolds Agreement") pursuant to which he agreed that if his purchase of the Pledged Shares from Citibank was completed, he would within 20 business days commence a tender offer to purchase the Minority Shares at a price of $7.00 per share. Under the Reynolds Agreement, Mr. Reynolds also agreed that until the Tender Offer was completed neither he nor any assignee of his rights to purchase the Pledged Shares would vote the Pledged Shares, without the consent of the Company's Board of Directors, to change in any respect the composition of the Company's Board of Directors. In consideration for the commitment of Reynolds to undertake the Tender Offer, the Company agreed (i) to amend the Rights Agreement to prevent the purchase by Mr. Reynolds of the Pledged Shares or the Tender Offer from triggering the exercisability of the Rights, (ii) to take such actions as were necessary to ensure that neither the purchase of the Pledged Shares nor the Tender Offer would constitute a "Change in Control" under the Bank's Severance Agreements with certain key officers and (iii) not to, or not permit the Bank to (A) amend the Severance Agreements (except as described above), (B) amend the Employment Agreement among the Company, the Bank and Barbara Davis Blum (except that an extension of the termination date to a date that is not more than 90 days following the completion of the purchase of the Pledged Shares would be permitted), (C) issue any stock, or any options, warrants or rights to purchase stock, or any long-term debt securities, (D) enter into, or materially increase the level of contributions to, any pension, retirement, stock option, profit sharing, deferred compensation, bonus, group insurance or similar plan for directors, officers or employees, (E) other than in the ordinary course of business, mortgage, pledge or dispose of any assets, incur any indebtedness, increase the compensation or benefits payable to directors, officers or employees, incur any material obligation, or enter into any material contract, or (F) amend the Certificate of Incorporation or Bylaws of the Company or the Articles of Association or Bylaws of the Bank. The foregoing restrictions were subject to the exception that the Company or the Bank was permitted to adopt a stock option plan for its directors and employees and during the first year of the plan issue options to purchase shares of Common Stock not in excess of 2 1/2% of the total number of shares outstanding.

     On April 20, 1995, the Company amended the Rights Agreement to provide that neither (i) the entry by Mr. Reynolds into an agreement with Citibank to purchase the Pledged Shares or the purchase by Mr. Reynolds (or any of his permitted assignees) of the Pledged Shares nor (ii) the announcement, conduct or completion of the Tender Offer would trigger the exercisability of the Rights.

     On April 21, 1995, Citibank and Mr. Reynolds entered into a Stock Purchase Agreement pursuant to which Mr. Reynolds agreed to purchase the Pledged Shares at a purchase price of $5.67 per share (on a post-split basis). The purchase was completed on July 21, 1995. In connection with the closing of the purchase of the Pledged Shares, the Company, the Bank and each director of the Company (other than Richard Naing, a former director of the Bank) delivered a release releasing Citibank and its directors, officers, employees, agents and representatives from any and all claims relating to actions taken by Citibank with respect to the Pledged Shares. Correspondingly, Citibank delivered a release releasing the Company, the Bank and each director (other than Mr. Naing who declined to deliver a release in favor of Citibank), officer, employee, agent and representative of the Company and the Bank from any and all claims relating to Citibank's efforts to dispose of the Pledged Shares. In addition, the Company, the Bank and each director (other than Mr. Naing) and executive officer of the Company delivered a release releasing NBI and its directors, officers, employees, agents and representatives from any and all claims relating to NBI's efforts to purchase the Pledged Shares. Correspondingly, NBI delivered a release releasing the Company, the Bank and each director, executive officer, employee, agent and representative of the Company and the Bank (other than Mr. Naing who declined to deliver a release in favor of NBI). On July 21, 1995, the Delaware Litigation was dismissed with prejudice.

     On August 16, 1995, Mr. Reynolds commenced his Tender Offer to purchase up to 245,418 shares of Common Stock (on a post-split basis), consisting of the outstanding shares of Common Stock that were not then owned by him or his associates at a price of $7.00 per share net to seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 1995 and the related Letter of Transmittal (which together constitute the "Tender Offer"). The Tender Offer was completed on September 15, 1995. A total of 13,881 shares were tendered and acquired by Marshall T. Reynolds and Shirley
A. Reynolds, jointly.

Banking Transactions

     The Bank has had, and it is expected that it will have in the future, banking transactions in the ordinary course of business with the Company's directors, officers and their associates on substantially the same terms, including interest rates, collateral and payment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others. In the opinion of Management these transactions did not in 1995 involve more than a normal risk of collectibility or present other unfavorable features.

     As of July 31, 1996, the aggregate principal amount of indebtedness to the Bank owed by officers and directors of the Company and their associates on that date was approximately $244,000. The highest aggregate principal amount owed during 1995 by all officers and directors of the Company and their associates who were indebted to the Bank during the year was approximately $1,001,000.

Other Transactions

     The Company has engaged in transactions in the ordinary course of business with some of its directors, officers, principal stockholders and their associates. Management believes that all such transactions are made on the same terms as those prevailing at the time with other persons. During 1994 and 1995, the Company engaged Hager Sharp, Inc., of which Susan Hager, a director of the Company, is President, to provide public relations services. For the fiscal year ended December 31, 1995, the Company paid Hager Sharp, Inc. $15,000 for such services. For the fiscal year ended December 31, 1994, the Company paid Hager Sharp, Inc. $32,000 for such services.


           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     It is proposed that the stockholders ratify the Board of Directors' selection of Arthur Andersen LLP as the Company's independent certified public accountants for 1996. KPMG Peat Marwick LLP previously served as the Company's and the Bank's principal independent public accountants in 1995 and had served the Company and the Bank in that capacity since their organization. Upon recommendation of the Audit Committee, the Company solicited bids for the audit of the Company's financial statements. On August 27, 1996, KPMG's appointment as principal accountants was terminated and Arthur Andersen LLP was engaged as the principal accountants. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

     In connection with the audits as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 and the subsequent interim period through August 27, 1996, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of the Company and the Bank as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so. A representative of KPMG Peat Marwick LLP is not expected to be present at the Annual Meeting.

     The Board of Directors of the Company recommends that stockholders vote FOR the ratification of selection of such firm.


                     APPROVAL OF EMPLOYEE STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Employee Incentive Stock Option Plan (the "Employee Plan"). The purpose of the Employee Plan is to give officers and executive personnel of the

Company and the Bank an opportunity to acquire shares of the Common Stock of the Company in order to provide an incentive for key employees to continue to promote the best interests of the Company and enhance its long-term performance. The Employee Plan also provides an incentive for key employees to join or remain with the Company. The following summarizes the principal features of the Employee Plan, which is attached as Exhibit A to the Proxy Statement.

Principal Features of the Plan

     The Employee Plan is administered by the Board of Directors which may delegate its powers with respect to administration of the plan (except its powers with respect to termination and amendment of the plan) to a Committee appointed by the Board and comprised of not less than three members of the Board. No member of the Board may exercise discretion with respect to, or participate in the administration of the Employee Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan or any other plan of the Company or any affiliate thereof as to which any discretion is exercised. However, this restriction does not apply to a member who receives awards during such period under a formula plan. Within the limits of the Employee Plan, the Board is authorized to determine the key employees to whom awards hereunder shall be granted ("Optionee"), the time or times at which such awards shall be granted; the form of awards, either incentive stock options ("ISO") and/or stock appreciation rights ("SAR") which may be granted; the amount of the awards which may be granted; and the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Board may take into account the nature of the services rendered by such employees or classes of employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

     If deemed by the Board to be in the best interest of the Company, any ISO granted under the Plan may include a SAR, either at the time of grant or thereafter while the ISO is outstanding. An SAR shall be exercisable to the extent, and only to the extent, the ISO in which it is included is exercisable and shall be exercisable only for such period as the Board may determine (which period may expire prior to, but not later than, the expiration date of such
ISO). An SAR is exercisable only when the fair market value of a share of Common Stock exceeds the option price specified in such ISO. An SAR shall entitle the Optionee to surrender to the Company unexercised the ISO, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the option price per share specified in such ISO multiplied by the number of shares of Common Stock subject to the ISO, or portion thereof, which is so surrendered. The Board shall be entitled to elect to settle any part or all of the Company's obligation arising out of the exercise of an SAR by the payment of cash or check equal to the aggregate fair market value on the date on which the SAR is exercised of that part or all of the shares of Common Stock the Company would otherwise be obligated to deliver.

     The individuals eligible to participate in the Employee Plan are officers and other key employees of the Company (approximately 15 people). A total of 9,987 shares of Common Stock are available for grant under the Employee Plan. The aggregate fair market value of the shares (determined as of the date of grant of an option) with respect to which any Optionee in the Employee Plan may first exercise the ISOs in any calendar year (under the Employee Plan) may not exceed $100,000. In the event of certain changes affecting the shares of Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, the Board shall appropriately adjust the number of shares available for and subject to option grants, as well as the option price. In the event of a merger or consolidation of the Company in which the Company is not the surviving corporation, each ISO and SAR granted shall expire as of the ninetieth day following the effective date of such event. The Board, without further action on the part of the stockholders of the Company, may alter, amend or suspend the Employee Plan, or any ISO or SAR granted thereunder or may at any time terminate the Plan, except that it may not, without the approval of the stockholders of the Company (except as outlined above): (i) materially increase the total number of shares of Common Stock available for grant under the Employee Plan; (ii) materially modify the class of eligible employees under

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



the Employee Plan; (iii) materially increase benefits to any key employee who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or (iv) effect a change relating to ISOs granted thereunder which is inconsistent with Section 422 of the Internal Revenue Code or regulation issued thereunder. No action taken by the Board, either with or without the approval of the stockholders of the Company, may materially and adversely affect any outstanding ISO or SAR without the consent of the holder thereof.

Description of the Options

     ISOs entitle the Optionee to purchase shares of Common Stock of the Company at a prescribed price. All ISOs granted are fully vested and expire at the earlier of ten years following the date of grant or the employees termination by other than death or disability. If employment is terminated as a result of disability or death, the ISOs or SARs expire a year after the termination of employment, if not sooner by their terms. In the sole discretion of the Board, options granted to an employee whose employment is terminated for any reason other than death or disability may be permitted to exercise ISOs or SARs during a period of up to three months following his or her termination. The exercise price of an ISO may not be less than the fair market value of a share of Common Stock on the date of grant (or 110% of the fair market value for an Optionee who is a ten percent or more shareholder). All ISOs available for grant under the Employee Plan were granted during 1996 at a price of $7.93 per share. No SARs were granted.

     No option may be exercisable more than 10 years after the date of grant. The Board shall determine the terms and conditions and exercise periods of all options. If any option granted under the Employee Plan terminates or expires unexercised, the shares released thereby may be the subject of additional grants under the Employee Plan, but in no event shall the number of shares subject to outstanding options exceed the total shares reserved. The exercise of ISOs shall cancel that number, if any, of SARs included in such ISO, which is equal to the excess of (i) the number of shares of Common Stock subject to SARs included in such ISO, over (ii) the number of shares of Common Stock which remain subject to such ISO after such exercise. Options granted under the Employee Plan may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no ISO or SAR shall be subject to execution attachment or similar process. On August 29, 1996, the closing bid and asked prices for the common stock, as reported by the NASDAQ stock market were $8.625 and $9.00, respectively.

Federal Income Tax Implications

     The Company believes that, under present law, the following federal income tax consequences generally arise with respect to awards granted under the Employee Plan. The grant of an ISO or SAR will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an SAR, the participant generally must recognize ordinary income equal to the cash or the fair market value of the stock received. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of an ISO or SAR generally will result in a short-term or long-term capital gain or loss (except in the event that shares issued pursuant to the exercise of an ISO are disposed of within two years after the date of grant of the ISO or within one year after the transfer of the shares to the participant) measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by the exercise of an ISO and held for the applicable ISO holding period). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon the exercise of an ISO are disposed of before the applicable ISO holding period has been satisfied. With respect to awards granted under the Employee Plan that may be settled in cash, the participant generally must recognize compensation income equal to the cash. The Company will be entitled to a deduction of the same amount. Special rules apply to an employee subject to liability under Section 16(b) of the Exchange Act. In addition, under Section 162(m) of the Internal Revenue Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company.

     The foregoing discussion, which is general in nature, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Employee Plan. This discussion does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws. Participants in the Employee Plan should consult a tax advisor as to the tax consequences of participation.

     The Board of Directors of the Company recommends that stockholders vote FOR the approval of the Employee Incentive Stock Option Plan.


                     APPROVAL OF DIRECTORS STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, the Directors Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to give directors of the Company and the Bank an opportunity to acquire shares of the Common Stock of the Company in order to provide an incentive for such directors to continue to promote the best interests of the Company and enhance its long-term performance. The Directors Plan also provides an incentive for directors to join or remain with the Company. The following summarizes the principal features of the Directors Plan, which is attached as Exhibit B to the Proxy Statement.

Principal Features of the Plan

     The Directors Plan is administered by the Board of Directors. Under the terms of the Directors Plan, nonstatutory stock options shall be allocated to each director who holds such position on the date of the grant based upon the total months of 1995 board service performed by each director prior to the date of the Directors Plan.

     The individuals eligible to participate in the Directors Plan are the directors of the Company and the Bank (approximately 10 people). A total of 6,429 shares of Common Stock are available for grant under the Directors Plan. In the event of certain changes affecting the shares of Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, the Board shall appropriately adjust the number of shares available for and subject to option grants, as well as the option price. In the event of a change in control (as defined in the Directors Plan), the outstanding and unexercised stock options previously granted shall become fully vested and exercisable. The Board, without further action on the part of the stockholders of the Company, may alter, amend or suspend the Directors Plan, or any stock option granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the stockholders of the Company (except as outlined above): (i) materially increase the total number of shares of Common Stock available for grant under the Directors Plan; (ii) materially increase benefits under the Directors Plan; or (iii) materially change the class of persons eligible to be granted stock options under the Directors Plan.

Description of the Options

     Awards under the Directors Plan shall be granted in the form of nonstatutory stock options and entitle the Optionee to purchase shares of Common Stock of the Company at a prescribed price and subject to certain such terms and conditions as the Board of Directors may determine. All options granted expire at the earlier of their specified expiration dates, which can not be more than ten years following the date of grant, or on the second anniversary of termination of directorship. The exercise price of the option may not be less than eighty-five percent (85%) of the fair market value of a share of Common Stock subject to such option on the date of grant. All options available for grant under the Directors Plan were granted during 1996 at a price of $6.74 per share.

     If any option granted under the Directors Plan terminates or expires unexercised the shares released thereby may be the subject of additional grants under the Directors Plan, but in no event shall the number of shares subject to outstanding options exceed the total shares reserved. Options granted under the Directors Plan may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no option shall be subject to execution attachment or similar process. On August 29, 1996, the closing bid and asked prices for the common stock, as reported by the NASDAQ Stock Market, were $8.625 and $9.00, respectively.

Federal Income Tax Implications

     The Company believes that, under present law, the following federal income tax consequences generally arise with respect to awards granted under the Directors Plan. The grant of a nonstatutory option will create no tax consequences for the participant or the Company. Upon exercising an option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock received on the date of exercise. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of an option generally will result in a short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option. Special rules apply to a person subject to liability under Section 16(b) of the Exchange Act.

     The foregoing discussion, which is general in nature, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Directors Plan. This discussion does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws. Participants in the Directors Plan should consult a tax advisor as to the tax consequences of participation.

     The Board of Directors of the Company recommends that stockholders vote FOR the approval of the Directors Stock Option Plan.

     Officers and directors of the Company have already been granted options under these Plans. In order for these options to be effective, these Plans must be approved by the stockholders. As recipients of options already granted to date, officers and directors have an interest in the approval of these Plans.

     The following table summarizes stock options granted during 1996 under both the Employee Incentive Stock Option Plan and the Directors Stock Option Plan.

                                New Plan Benefits

                                          Employee   Directors   Total Options
Name                Position                Plan       Plan         Awarded
- ----                --------                ----       ----         -------
Barbara Davis Blum   Chairwoman,
                      President and Chief
                      Executive Officer     2,268       918          3,186

Shireen L. Dodson    Director                 --        918            918

Susan Hager          Director                 --        918            918

                                          Employee   Directors   Total Options
Name                        Position        Plan       Plan         Awarded
- ----                        --------        ----       ----         -------
Jeanne D. Hubbard           Director         --         231          231

Clarence L. James, Jr.      Director         --         918          918

Steve Protulis              Director         --         306          306

Marshall T. Reynolds        Director         --         153          153

Robert L. Shell, Jr.        Director         --         231          231

Dana B. Stebbins            Director         --         918          918

Susan J. Williams           Director         --         918          918

All executive officers
  as a group                               3,480        918        4,398

All current directors who
  are not executive
  officers as a group                        --       5,511        5,511

All employees, including
  all officers, who are not
  executive officers, as
  a group                                  6,507       --          6,507
- --------------
(1) Each option entitles the holder to purchase one share of stock, subject to the restrictions of the plan.


     All options available for grant under both Plans have been granted.


                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters that may come before the meeting. If any other business properly comes before the meeting, the persons designated as proxies will vote upon such matters in their discretion.


                              STOCKHOLDER PROPOSALS

     A stockholder who intends to present a proposal at the Company's next Annual Meeting of Stockholders must submit the written text of the proposal to the Company no later than December 31, 1996 in order for the proposal to be considered for inclusion in the proxy statement for that meeting.

                                  ANNUAL REPORT

     The Annual Report to Stockholders of the Company including financial statements for the year ended December 31, 1995, is included herein if it has not previously been delivered to you. Copies of the Annual Report as filed with the Securities and Exchange Commission on Form 10-KSB are available without charge, upon written request to Ms. Kimberly J. Levine, Senior Vice President and Treasurer, Abigail Adams National Bancorp, Inc., 1627 K Street, N.W., Washington, D.C. 20006.


                                             By Order of the Board of Directors



                                             /s/ Joyce R. Hertz
                                             ------------------
                                             Joyce R. Hertz
                                             Secretary


September 5, 1996





STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REMINDED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED.